As filed with the Securities and Exchange Commission on June 11, 2009
Registration No. 333-38912

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOREST CITY ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Ohio (State or Other Jurisdiction of Incorporation or Organization)	34-0863886 (I.R.S. Employer Identification Number)
Terminal Tower, 50 Public Square, Suite 1100
Cleveland, Ohio 44113
(Address of Principal Executive Offices)

Forest City Enterprises, Inc. Deferred Compensation
Plan for Nonemployee Directors and 2005 Deferred Compensation Plan
For Nonemployee Directors (As Amended and Restated Effective January 1, 2008)
(Full Title of the Plan)

FCE Statutory Agent, Inc.
Terminal Tower, 50 Public Square, Suite 1360
Cleveland, Ohio 44113
(216) 621-6060
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
     Registration Statement No. 333-38912 on Form S-8 (the “Registration Statement”) was filed by Forest City Enterprises Inc. (the “Registrant”) with the Securities and Exchange Commission (“Commission”) on June 9, 2000, with respect to the Forest City Enterprises, Inc. Deferred Compensation Plan for Nonemployee Directors (“Plan”), which was subsequently amended by a Post Effective Amendment No. 1 to Form S-8 filed with the Commission on January 20, 2005. The Plan has been further amended twice by the Registrant’s Board of Directors. On December 13, 2005, the Registrant’s Board of Directors approved a 2005 Deferred Compensation Plan for Nonemployee Directors (as Amended and Restated Effective January 1, 2005) (“2005 Plan”) for all deferrals on or after January 1, 2005 to comply with Internal Revenue Code Section 409A. On December 14, 2007, the Board of Directors further amended and restated the 2005 Plan effective January 1, 2008. The purpose of this Post-Effective Amendment No. 2 to the Registration Statement (this “Post-Effective Amendment No. 2”) is to amend the previously filed Form S-8 by filing the subsequent amendments to the Plan and the amendment and restatement of the 2005 Plan. No additional shares are being registered.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents, which are on file with the Commission, are incorporated herein by reference:
     1. The Registrant’s Annual Report on Form 10-K for the year ended January 31, 2009;
     2. The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2009;
     3. The Registrant’s Current Reports on Form 8-K filed with the Commission on February 5, 2009 and May 19, 2009; and
     4. The description of Class A common stock contained in our Registration Statement on Form 10 and all amendments or reports filed with the Commission for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
     Certain legal matters incident to the issuance and validity of the shares of Class A common stock will be passed upon for us by Geralyn M. Presti, Senior Vice President, General Counsel and Secretary of the Registrant. As of May 29, 2009, Ms. Presti owned 21,599 shares of our Class A common stock, including 12,695 restricted shares, 1,238 shares of our Class B common stock and options to purchase

57,147 shares of our Class A common stock, of which 28,060 are currently exercisable or exercisable within 60 days.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees and agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his or her act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation’s best interests.
     Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.
     Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his or her action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.
     Our code of regulations provides that we shall indemnify any person made or threatened to be made a party to any action, suit or proceeding, other than an action by us or in our right, by reason of the fact that he or she is or was our director, officer, employee or agent or is or was serving at our request as a director, trustee, officer, member, manager, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
     Under the terms of our directors’ and officers’ liability and company reimbursement insurance policy, our directors and officers are insured against certain liabilities, including liabilities arising under the Securities Act of 1933.
ITEM 8. EXHIBITS.
     The Exhibits to this Registration Statement are listed in the Exhibit Index on page 7 and are incorporated herein by reference.

ITEM 9. UNDERTAKINGS.
     (a) The undersigned Registrant hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 11, 2009.

FOREST CITY ENTERPRISES, INC.
By:	/s/ Robert G. O’Brien
Robert G. O’Brien
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Co-Chairman of the Board and Director	June 11, 2009
Albert B. Ratner

*	Co-Chairman of the Board, Treasurer and Director	June 11, 2009
Samuel H. Miller

/s/ Charles A. Ratner Charles A. Ratner	President, Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2009

/s/ Robert G. O’Brien Robert G. O’Brien	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 11, 2009

/s/ Linda M. Kane Linda M. Kane	Senior Vice President, Chief Accounting and Administrative Officer (Principal Accounting Officer)	June 11, 2009

*	Executive Vice President and Director	June 11, 2009
James A. Ratner

*	Executive Vice President and Director	June 11, 2009
Ronald A. Ratner

*	Executive Vice President and Director	June 11, 2009
Brian J. Ratner

*	Director	June 11, 2009
Scott S. Cowen

Signature	Title	Date

*	Director	June 11, 2009
Michael P. Esposito, Jr.

*	Director	June 11, 2009
Jerry V. Jarrett

*	Director	June 11, 2009
Stan Ross

*	Director	June 11, 2009
Deborah Ratner Salzberg

*	Director	June 11, 2009
Joan K. Shafran

*	Director	June 11, 2009
Louis Stokes

*	Charles A. Ratner, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 2 on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to the power of attorney filed as Exhibit 24 to Registration Statement No. 333-38912 on Form S-8 with the Securities and Exchange Commission.

/s/ Charles A. Ratner Charles A. Ratner, Attorney-in-Fact	June 11, 2009

FOREST CITY ENTERPRISES, INC.
INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

4.1	Amended Articles of Incorporation of Forest City Enterprises, Inc., restated effective October 1, 2008, incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended October 31, 2008 (File No. 1-4372).

4.2	Code of Regulations as amended June 15, 2006, incorporated by reference to Exhibit 3.5 to the Registrant’s Form 10-Q for the quarter ended July 31, 2006 (File No. 1-4372).

4.3	Deferred Compensation Plan for Nonemployee Directors, effective as of January 1, 1999, incorporated by reference to Exhibit 10.44 to the Registrant’s Form 10-K for the year ended January 31, 1999 (File No. 1-4372).

4.4**	First Amendment to the Deferred Compensation Plan for Nonemployee Directors, effective October 1, 1999.

4.5**	Second Amendment to the Deferred Compensation Plan for Nonemployee Directors, effective March 10, 2000.

4.6***	Third Amendment to the Deferred Compensation Plan for Nonemployee Directors, effective March 12, 2004.

4.7	Fourth Amendment to the Deferred Compensation Plan for Nonemployee Directors, effective as of December 31, 2004, incorporated by reference to Exhibit 10.47 to the Registrant’s Form 10-Q for the quarter ended April 30, 2005 (File No. 1-4372).

4.8	Fifth Amendment to the Deferred Compensation Plan for Nonemployee Directors, effective as of March 26, 2008, incorporated by reference to Exhibit 10.60 to the Registrant’s Form 10-K for the year ended January 31, 2008 (File No. 1-4372).

4.9	Forest City Enterprises, Inc. 2005 Deferred Compensation Plan for Nonemployee Directors (as Amended and Restated effective January 1, 2008), incorporated by reference to Exhibit 10.60 to the Registrant’s Form 10-Q for the quarter ended April 30, 2008 (File No. 1-4372).

5*	Opinion of Counsel of Forest City Enterprises, Inc.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Counsel (Included in Exhibit 5).

24**	Power of Attorney.

*	Filed herewith.

**	Filed with the Registration Statement.

***	Filed with Post-Effective Amendment No. 1 to Registration Statement.